UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana  46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Duke Energy Indiana, Inc. (“DE Indiana”) entered into an engineering, procurement and construction management agreement, effective December 15, 2008, with Bechtel Power Corporation (“Bechtel”) in connection with the construction of a new nominally rated 630MW integrated gasification combined cycle coal-fired electrical generation facility (the “Facility”) to be located at DE Indiana’s existing Edwardsport station in Knox County, Indiana.  The Facility will provide base-load capacity to the Indiana system with plans to begin commercial operations by summer of 2012.  The Facility will consist of (a) two gas turbines and generators, (b) a steam turbine and generator, (c) two heat recovery steam generators, (d) two radiant syngas coolers, (e) an air separation unit and (f) all other associated appurtenances.  The approximate contract value for Bechtel’s scope of work on the Facility is $200 million.  DE Indiana has the right to terminate the agreement with Bechtel at any time at DE Indiana’s convenience, subject to customary cancellation and demobilization charges in accordance with the terms of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 19, 2008	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY INDIANA, INC.

Date: December 19, 2008	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller